Exhibit 99.1

Realty Income Announces Proposed Convertible Senior Notes Offering

SAN DIEGO, CALIFORNIA, August 11, 2026....Realty Income Corporation (Realty Income, NYSE: O), The Monthly Dividend Company®, today announced its intention to offer, subject to market and other conditions, $750.0 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Realty Income also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $112.5 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Realty Income and interest will be payable semi-annually in arrears. Realty Income will settle conversions by paying cash up to the aggregate principal amount of the notes to be converted and paying or delivering, as the case may be, cash, shares of Realty Income’s common stock or a combination of cash and shares of Realty Income’s common stock, at Realty Income’s election, in respect of the remainder, if any, of Realty Income’s conversion obligation in excess of the aggregate principal amount of the notes being converted, based on the then applicable conversion rate. The interest rate, initial conversion rate and other terms of the notes are to be determined upon pricing of the offering.

Except in the event of a cleanup redemption or a REIT preservation redemption (each as defined below), Realty Income may not redeem the notes prior to August 20, 2029. Realty Income will have the right to redeem the notes, in whole or in part (subject to certain limitations), for cash at Realty Income’s option at any time, and from time to time, on or after August 20, 2029 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Realty Income's common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied.

Realty Income may redeem for cash all, but not less than all, of the notes at any time if the aggregate principal amount of the notes that remains outstanding as of the redemption notice date is less than 10% of the aggregate principal amount of the notes initially issued under the indenture (including any notes issued pursuant to the initial purchasers’ option to purchase additional notes) and certain other conditions are satisfied (a “cleanup redemption”).

Realty Income will also have the right to redeem the notes, in whole or in part, at Realty Income’s option at any time prior to maturity to the extent, and only to the extent, necessary to preserve its status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes (a “REIT preservation redemption”).

In each case, the redemption price for any note called for redemption will be a cash amount equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, which includes certain business combination transactions involving Realty Income and certain de-listing events with respect to Realty Income’s common stock, then, subject to a limited exception, noteholders may require Realty Income to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Use of Proceeds and Concurrent Share Repurchases

Realty Income intends to use a portion of the net proceeds from this offering to pay the cost of the capped call transactions described below. Realty Income expects to use a portion of the net proceeds from this offering to repurchase shares of Realty Income’s common stock concurrently with the pricing of this offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as Realty Income’s agent. These repurchases could increase (or reduce the size of any decrease in) the market price of Realty Income’s common stock or the notes, and this activity could affect the market price of Realty Income’s common stock prior to, concurrently with or shortly after the pricing of the notes, and could result in a higher initial conversion price for the notes. Realty Income intends to use the remainder of the net proceeds from this offering for general corporate purposes, which may include, among other things, the repayment or repurchase of certain indebtedness (including borrowings under Realty Income’s revolving credit facilities and commercial paper programs), foreign currency swaps or other hedging instruments, the development, redevelopment and acquisition of additional properties, acquisition or business combination transactions, and the expansion and improvement of certain properties in Realty Income’s portfolio.

Capped Call Transactions

In connection with the pricing of the notes, Realty Income expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Realty Income’s common stock upon any conversion of the notes and/or offset any potential cash payments Realty Income is required to make in excess of the principal amount of the converted notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of Realty Income’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions. The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Realty Income’s common stock that will initially underlie the notes. If the initial purchasers of the notes exercise their option to purchase additional notes, Realty Income expects to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions with the option counterparties.

Realty Income expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Realty Income’s common stock and/or purchase shares of Realty Income’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Realty Income’s common stock or the notes at that time. In addition, Realty Income expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Realty Income’s common stock and/or by purchasing or selling shares of Realty Income’s common stock or other securities of Realty Income in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of notes or following any repurchase of notes by Realty Income in connection with any redemption or fundamental change, (y) following any repurchase of the notes by Realty Income other than in connection with any redemption or fundamental change if Realty Income elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if Realty Income otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Realty Income’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Realty Income’s common stock, if any, and value of the consideration that holders of the notes will receive upon conversion of the notes.

Important Information

The offer and sale of the notes and any shares of Realty Income’s common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the notes (or any shares of Realty Income’s common stock issuable upon conversion of the notes) in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Realty Income

Realty Income (NYSE: O), an S&P 500 company, is real estate partner to the world's leading companies®. Founded in 1969, we serve our clients as a full-service real estate capital provider. As of June 30, 2026, we have a portfolio of over 15,500 properties in all 50 U.S. states, the U.K., and eight other countries in Europe. We are known as "The Monthly Dividend Company®" and have a mission to invest in people and places to deliver dependable monthly dividends that increase over time. Since our founding, we have declared 673 consecutive monthly dividends and are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend for over 31 consecutive years.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the net proceeds and the anticipated terms of, and effects of entering into, the capped call transactions described above. Forward-looking statements represent Realty Income’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Realty Income’s common stock and risks relating to Realty Income’s business, including those described in periodic reports that Realty Income files from time to time with the SEC. Realty Income may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Realty Income does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Investor Relations:

Alex Waters

Vice President, Investor Relations

+1 858 284 4965

awaters@realtyincome.com